EQUITABLE ACCUMULATOR SELECT (IRA)

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:       JOHN DOE

ANNUITANT:   JOHN DOE                  Age:  60                  Sex:  Male

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 6727

CERTIFICATE NUMBER:              00000

         ENDORSEMENTS ATTACHED:           Minimum Income Benefit Endorsement
                                          Endorsement Applicable to IRA Certificates
                                          Endorsement Applicable to Market Value Adjustment Terms
                                          Rider to Endorsement Applicable to Market Value Adjustment Terms

         ISSUE DATE:                      May 1, 1997

         CONTRACT DATE:                   May 1, 1997

ANNUITY COMMENCEMENT DATE:                August 22, 2027

         THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
         The Annuity Commencement Date may not be later than the Processing Date which follows your 90th birthday.

         However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to IRA Certificates).

GUARANTEED BENEFITS:                   Combined Guaranteed Minimum Income Benefit and
                                       Guaranteed Minimum Death Benefit - 6% to Age 80 Roll Up

BENEFICIARY:      JANE DOE

No. 94ICB                                       Data page 1              (12/97)

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):     $10,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o Alliance Money Market Fund
o Alliance High Yield Fund
o Alliance Common Stock Fund                                   $ 2,500
o Alliance Aggressive Stock Fund
o Alliance Small Cap Growth Fund                               $ 2,500
o BT Equity 500 Index Fund
o BT Small Company Index Fund
o BT International Equity Index
o JPM Core Bond
o Lazard Large Cap Value
o Lazard Small Cap Value
o MFS Research Fund                                            $ 2,500
o MFS Emerging Growth Companies Fund
o Morgan Stanley Emerging Markets Equity
o EQ/Putnam Growth & Income Value Fund                         $ 2,500
o EQ/Putnam Investors Growth Fund
o EQ/Putnam International Equity Fund
o Guarantee Periods (Class I)
   Expiration Date and Guaranteed Rate
   February 15, 1999
   February 15, 2000
   February 15, 2001
   February 15, 2002
   February 15, 2003
   February 15, 2004
   February 15, 2005
   February 15, 2006
   February 15, 2007
   February 15, 2008

                                                ----------------------
                                                TOTAL:      $10,000.00

Investment Options shown are Investment Funds of our Separate Account No. 49 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):    Not available under this Certificate

No. 94ICB                                       Data page 2              (12/97)

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial [TRADITIONAL IRA ONLY] [and any subsequent Contributions] [are] [is] allocated according to your instructions.

If you selected Principal Assurance a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. [TRADITIONAL IRA ONLY] [Any subsequent Contributions will be allocated according to your instructions.] (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02): We will only accept initial Contributions of at least $5,000 in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other individual retirement arrangements. [TRADITIONAL IRA ONLY] [Subsequent Contributions may be made in an amount of at least $1,000. Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of $2,000 a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the $2,000 annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer Contributions may be made at any time until you attain age 79. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates). We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions.] We may [also] refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

No. 94ICB                                       Data page 3              (12/97)

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal will be taken [TRADITIONAL IRA ONLY] [;Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first].

[TRADITIONAL IRA ONLY] [WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.]

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000 [TRADITIONAL IRA ONLY] [; Minimum Distribution Withdrawals minimum - $250].

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

6% to Age 80 Roll Up - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods) on each Contract Date anniversary through your age 80 (or at your death, if earlier), and 0% thereafter, and is adjusted for any [TRADITIONAL IRA ONLY] [subsequent Contributions and] withdrawals.

Your current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period Certain

No. 94ICB                                       Data page 4              (12/97)

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

GUARANTEED MINIMUM INCOME BENEFIT (SEE SECTION 7.08): You may apply your Annuity Account Value during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificate provides payments during a period certain with payments continuing for life thereafter.

The period certain is based on your age at the time the Income Manager (Life Annuity with a Period Certain) is elected. The period certain is 10 years for ages 60 through 75; 9 years for age 76; 8 years for age 77; and 7 years for ages 78 through 83.

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate. However, it may not be exercised earlier than your age 60, nor later than age 83.

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the amount of income that would be provided by application of your Annuity Account Value as of the Transaction Date at our then current annuity purchase factors.

Guaranteed Minimum Income Benefit Benefit Base - The Guaranteed Minimum Income Benefit benefit base is equal to the initial Contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and Guarantee Periods) on each Contract Date anniversary through your age 80, and 0% thereafter, and is adjusted for any [TRADITIONAL IRA ONLY] [subsequent Contributions and] withdrawals.

No. 94ICB                                       Data page 5              (12/97)

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality tables that assume increasing longevity. See the attached table.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

Your current Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit (described above). Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

WITHDRAWAL CHARGES (SEE SECTION 8.01):  None

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

         (a) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge: For providing the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit we will deduct annually on each Processing Date an amount equal to 0.30% of the Guaranteed Minimum Income Benefit benefit base (described above) in effect on such Processing Date. 0.30% is the maximum we will charge.

         (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

No. 94ICB                                       Data page 6              (12/97)

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
                  Current and Maximum     Annual rate of 1.10% (equivalent to a daily rate of
                                          0.003032%).

Administration Charge:
                  Current                 and Maximum Annual
                                          rate of 0.25%
                                          (equivalent to a
                                          daily rate of
                                          0.000692%). We
                                          reserve the right
                                          to increase this
                                          charge to an
                                          annual rate of
                                          0.35%.

Distribution Charge:
                  Current and Maximum     Annual rate of 0.25% (equivalent to a daily rate of
                                          0.000695%).

No. 94ICB                                       Data page 7              (12/97)

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------    MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

No. 94ICBMVA                                    Data page 8              (12/97)

                        GUARANTEED MINIMUM INCOME BENEFIT
                       TABLE OF GUARANTEED MINIMUM ANNUITY
                                PURCHASE FACTORS
                         FOR INITIAL LEVEL ANNUAL INCOME
                               SINGLE LIFE - MALE

                                                PURCHASE FACTORS                         PURCHASE FACTORS
                                                ON CONTRACT DATE                         ON CONTRACT DATE
            ELECTION AGE                      ANNIVERSARIES 7 TO 9                  ANNIVERSARIES 10 AND LATER
            ------------                      --------------------                  --------------------------
                 60                                    5.12%                                    5.47%
                 61                                    5.22                                     5.58
                 62                                    5.34                                     5.69
                 63                                    5.45                                     5.81
                 64                                    5.58                                     5.93
                 65                                    5.70                                     6.06
                 66                                    5.84                                     6.19
                 67                                    5.98                                     6.33
                 68                                    6.13                                     6.48
                 69                                    6.28                                     6.63
                 70                                    6.44                                     6.79
                 71                                    6.60                                     6.95
                 72                                    6.77                                     7.12
                 73                                    6.95                                     7.29
                 74                                    7.13                                     7.47
                 75                                    7.32                                     7.66
                 76                                    7.63                                     7.98
                 77                                    7.98                                     8.32
                 78                                    8.35                                     8.70
                 79                                    8.62                                     8.97
                 80                                    8.91                                     9.25
                 81                                    9.21                                     9.55
                 82                                    9.52                                     9.86
                 83                                    9.85                                    10.19


                  Interest Basis:           2.5% on Contract Date anniversaries 7 through 9 and 3% on Contract
                                            Date anniversaries 10 and later
                                            Non-participating

                  Mortality:                1983 Individual Annuity Mortality Table "a" for Male
                                            projected with modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.

No. 94ICB                                       Data page 9              (12/97)

                                               EQUITABLE ACCUMULATOR SELECT (NQ)

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:        JOHN DOE

ANNUITANT:    JOHN DOE                  Age:  60                  Sex:  Male

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 6725

CERTIFICATE NUMBER:              00000

         ENDORSEMENTS ATTACHED:           Minimum Income Benefit Endorsement
                                          Endorsement Applicable to Non-Qualified Certificates
                                          Endorsement Applicable to Market Value Adjustment Terms
                                          Rider to Endorsement Applicable to Market Value Adjustment Terms

         ISSUE DATE:                        May 1, 1997

         CONTRACT DATE:                     May 1, 1997

ANNUITY COMMENCEMENT DATE:                  August 22, 2027

         THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
         The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday.

GUARANTEED BENEFITS:                   Combined Guaranteed Minimum Income Benefit and
                                       Guaranteed Minimum Death Benefit - 6% to Age 80 Roll Up

BENEFICIARY:      JANE DOE

No. 94ICB                                       Data page 1              (12/97)

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):       $10,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o Alliance Money Market Fund
o Alliance High Yield Fund
o Alliance Common Stock Fund                                   $ 2,500
o Alliance Aggressive Stock Fund
o Alliance Small Cap Growth Fund                               $ 2,500
o BT Equity 500 Index Fund
o BT Small Company Index Fund
o BT International Equity Index
o JPM Core Bond
o Lazard Large Cap Value
o Lazard Small Cap Value
o MFS Research Fund                                            $ 2,500
o MFS Emerging Growth Companies Fund
o Morgan Stanley Emerging Markets Equity
o EQ/Putnam Growth & Income Value Fund                         $ 2,500
o EQ/Putnam Investors Growth Fund
o EQ/Putnam International Equity Fund
o Guarantee Periods (Class I)
   Expiration Date and Guaranteed Rate
   February 15, 1999
   February 15, 2000
   February 15, 2001
   February 15, 2002
   February 15, 2003
   February 15, 2004
   February 15, 2005
   February 15, 2006
   February 15, 2007
   February 15, 2008

                                               --------------------------
                                               TOTAL:          $10,000.00

Investment Options shown are Investment Funds of our Separate Account No. 49 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):    Not available under this Certificate

No. 94ICB                                       Data page 2              (12/97)

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions.

If you selected Principal Assurance a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02): Initial Contribution minimum: $5,000. Subsequent Contribution minimum: $1,000. Subsequent Contributions can be made at any time up until the Annuitant attains age 84. We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal will be taken; Systematic Withdrawals - Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Systematic Withdrawals - May not start sooner than 28 days after issue of this Certificate. You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually of the Annuity Account Value as of the Transaction Date.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; Systematic Withdrawals minimum - $250.

No. 94ICB                                       Data page 3              (12/97)

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

6% to Age 80 Roll Up - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and the Guarantee Periods) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any subsequent Contributions and withdrawals.

Your current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period Certain

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

No. 94ICB                                       Data page 4              (12/97)

GUARANTEED MINIMUM INCOME BENEFIT (SEE SECTION 7.08): You may apply your Annuity Account Value during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificate provides payments during a period certain with payments continuing for life thereafter.

The period certain is based on the Annuitant's age at the time the Income Manager (Life Annuity with a Period Certain) is elected. The period certain is 10 years for Annuitant ages 60 through 80; 9 years for Annuitant age 81; 8 years for Annuitant age 82; and 7 years for Annuitant age 83.

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83.

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the amount of income that would be provided by application of your Annuity Account Value as of the Transaction Date at our then current annuity purchase factors.

Guaranteed Minimum Income Benefit Benefit Base - The Guaranteed Minimum Income Benefit benefit base is equal to the initial Contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (4% for amounts in the Alliance Money Market Fund and Guarantee Periods) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent Contributions and withdrawals.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if the Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality tables that assume increasing longevity. See the attached table.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

No. 94ICB                                       Data page 5              (12/97)

Your current Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 6% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit (described above). Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 6% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

WITHDRAWAL CHARGES (SEE SECTION 8.01):  None.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

         (a) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge: For providing the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit we will deduct annually on each Processing Date an amount equal to 0.30% of the Guaranteed Minimum Income Benefit benefit base (described above) in effect on such Processing Date. 0.30% is the maximum we will charge.

         (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
                  Current and Maximum                         Annual rate of 1.10% (equivalent to a daily rate of
                                                              0.003032%).

Administration Charge:
                  Current                                     and Maximum Annual
                                                              rate of 0.25%
                                                              (equivalent to a
                                                              daily rate of
                                                              0.000692%). We
                                                              reserve the right
                                                              to increase this
                                                              charge to an
                                                              annual rate of
                                                              0.35%.

No. 94ICB                                       Data page 6              (12/97)

Distribution Charge:
                  Current and Maximum                         Annual rate of 0.25% (equivalent to a daily rate of
                                                              0.000695%).

No. 94ICB                                       Data page 7              (12/97)

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------    MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If the Annuitant is age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on the attained age of the Annuitant (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

No. 94ICBMVA                                    Data page 8              (12/97)

                        GUARANTEED MINIMUM INCOME BENEFIT
                       TABLE OF GUARANTEED MINIMUM ANNUITY
                                PURCHASE FACTORS
                         FOR INITIAL LEVEL ANNUAL INCOME
                               SINGLE LIFE - MALE

                                                PURCHASE FACTORS                         PURCHASE FACTORS
                                                ON CONTRACT DATE                         ON CONTRACT DATE
            ELECTION AGE                      ANNIVERSARIES 7 TO 9                  ANNIVERSARIES 10 AND LATER
            ------------                      --------------------                  --------------------------
                 60                                    5.12%                                    5.47%
                 61                                    5.22                                     5.58
                 62                                    5.34                                     5.69
                 63                                    5.45                                     5.81
                 64                                    5.58                                     5.93
                 65                                    5.70                                     6.06
                 66                                    5.84                                     6.19
                 67                                    5.98                                     6.33
                 68                                    6.13                                     6.48
                 69                                    6.28                                     6.63
                 70                                    6.44                                     6.79
                 71                                    6.60                                     6.95
                 72                                    6.77                                     7.12
                 73                                    6.95                                     7.29
                 74                                    7.13                                     7.47
                 75                                    7.32                                     7.66
                 76                                    7.51                                     7.85
                 77                                    7.72                                     8.05
                 78                                    7.92                                     8.26
                 79                                    8.14                                     8.47
                 80                                    8.36                                     8.69
                 81                                    8.80                                     9.13
                 82                                    9.30                                     9.63
                 83                                    9.85                                    10.19

                  Interest Basis:           2.5% on Contract Date anniversaries 7 through 9 and 3% on Contract
                                            Date anniversaries 10 and later
                                            Non-participating

                  Mortality:                1983 Individual Annuity Mortality Table "a" for Male
                                            projected with modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.

No. 94ICB                                       Data page 9              (12/97)